SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2011

SELECTICA, INC.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

1740 Technology Drive, Suite 460
San Jose, California 95110
(Address of Principal Executive Offices)

(408) 570-9700
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2011, Selectica, Inc., a Delaware corporation (the “Company”), entered into a Business Financing Agreement (the “2011 Credit Facility”) with Bridge Bank, National Association (“Bridge Bank”).  The 2011 Credit Facility provides a revolving receivables financing facility in an amount up to $2,000,000 (the “Receivables Financing Facility”) and a revolving cash secured financing facility in an amount up to $4,000,000 (the “Working Capital Facility”), for an aggregate revolving credit facility of up to $6,000,000.

The Receivables Financing Facility may be drawn in amounts up to $2,000,000 in the aggregate, subject to a minimum borrowing base requirement equal to 80% of the Company’s eligible accounts receivable as determined under the 2011 Credit Facility.  The Working Capital Facility may be drawn in such amounts as requested by the Company, not to exceed $4,000,000 in the aggregate.  The 2011 Credit Facility terminates on September 29, 2012, provided, however, that in the event of an early termination by the Company, a penalty of 1.0% of the total credit facility would be triggered.

All amounts borrowed under the 2011 Credit Facility are secured by a general security interest on the assets of the Company and are subject to a 1.75 Current Ratio of (i) cash and cash equivalents plus all eligible receivables in relation to (ii) the Company’s current liabilties excluding current deferred revenue.

Except as otherwise set forth in the 2011 Credit Facility, borrowings made under the Receivables Financing Facility will bear interest at a rate equal to the prime rate or 3.25%, whichever is greater, plus 0.25%, and borrowings made under the Working Capital Facility will bear interest at a rate equal to Bridge Bank’s certificate of deposit 30-day rate plus 200 basis points, with the total minimum monthly interest to be charged being $2,000.

The summary of the 2011 Credit Facility set forth above does not purport to be complete and is qualified in its entirety by reference to the 2011 Credit Facility, a copy of which is filed as Exhibit 10.1 to this Report, and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

(a)  Creation of a Direct Financial Obligation

Information concerning the 2011 Credit Facility as set forth in Item 1.01 above, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Business Financing Agreement, executed as of September 29, 2011 and effective as of September 27, 2011, made and entered into between the Company and Bridge Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2011
SELECTICA, INC.

Date	By:	/s/ Todd Spartz
	Name:	Todd Spartz
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Business Financing Agreement, executed as of September 29, 2011 and effective as of September 27, 2011, made and entered into between the Company and Bridge Bank, National Association.